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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use in the Prospectus constituting part of this registration statement on Form S-4 of Zitel Corporation of our report dated November 26, 1997, except as to Notes 4 and 12 which are as of December 17, 1997 and as to
Note 13 which is as of October 19, 1998, on our audits of the financial statements of MatriDigm Corporation, which report appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedules for the two periods in the period ended September 30, 1997 listed under Item 21 of Part II of this Registration Statement when such schedules are read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included these schedules. We also consent to the references to our firm under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Financial Data."

PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
October 20, 1998